SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                    ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:

                  5)       Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1) Form, Schedule or Registration Statement No.:

                  2) Amount Previously Paid:

                  3) Filing Party:

                  4) Date Filed:

--------------------------------------------------------------------------------


                   ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                   AZL[R] EATON VANCE LARGE CAP VALUE FUND
                 (FORMERLY AZL[R] VAN KAMPEN COMSTOCK FUND)

                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297
December 14, 2009

Dear Contract Owner:

We are sending you this information statement because you own a variable annuity contract or a variable life insurance contract issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York. As a contract owner, you are an indirect participant in the AZL Van Kampen Comstock Fund. There is no action required on your part.
We want to inform you of changes affecting the Fund; the Board of Trustees of the Allianz Variable Insurance Products Trust has approved a new subadviser and a new name for the Fund.

Effective October 26, 2009, Eaton Vance Management serves as subadviser to the Fund, replacing Van Kampen Asset Management, and the Fund was renamed "AZL Eaton Vance Large Cap Value Fund." The Board took this action on the recommendation of Allianz Investment Management LLC, the Fund's investment manager. The manager's recommendation was based on several factors, including:

                 * The departure of the Fund's long-time lead manager at Van Kampen;
                 *  The Fund's past performance and volatility;
                 * The performance of Eaton Vance's portfolio management team in managing a fund that is similar to the Fund;
                 *  The experience of Eaton Vance's portfolio management team;
                    and
                 *  The new subadvisory fee schedule.

The Board took this action pursuant to an exemptive order received by the Trust and the manager from the U.S. Securities and Exchange Commission that permits the Board generally to approve a change in the Fund's subadviser, upon recommendation of the manager, without shareholder approval.

Please take the time to review the enclosed information statement which describes these changes to the Fund. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. If you have any questions, please feel free to contact the Allianz Service Center at (800) 624-0197.

                                   Sincerely,


                                   /s/ Jeffrey Kletti



                                   Jeffrey Kletti
                                   Chairman and President
                                   Allianz Variable Insurance Products Trust

                   ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                   AZL[R] EATON VANCE LARGE CAP VALUE FUND
                   (FORMERLY AZL[R] VAN KAMPEN COMSTOCK FUND)
                            5701 GOLDEN HILLS DRIVE
                       MINNEAPOLIS, MINNESOTA 55416-1297

                               DECEMBER 14, 2009

                             INFORMATION STATEMENT
INTRODUCTION
This information statement is being provided to you on behalf of the Board of Trustees (the "Board" or the "Trustees") of Allianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, "Allianz") to owners of certain variable annuity contracts and variable life insurance contracts ("Variable Contracts") issued by Allianz.

At an in-person meeting held on June 10, 2009, the Board considered a recommendation by Allianz Investment Management LLC (the "Manager"), the investment adviser to the AZL Van Kampen Comstock Fund (the "Fund"), to
(a) approve a subadvisory agreement (the "Eaton Vance Agreement") between the Manager and Eaton Vance Management ("Eaton Vance") whereby Eaton Vance would replace Van Kampen Asset Management ("Van Kampen") as subadviser to the Fund; and (b) change the name of the Fund to "AZL Eaton Vance Large Cap Value Fund." At the June 10 meeting, the Board voted unanimously to approve the Eaton Vance Agreement, which became effective October 26, 2009. At the meeting, the Board reviewed materials furnished by the Manager pertaining to Eaton Vance and the Eaton Vance Agreement.

The Board approved the Eaton Vance Agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Manager by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Order"). The Order permits the Board, upon the recommendation of the Manager, to hire new subadvisers and to make certain other changes to existing subadvisory agreements, without obtaining shareholder approval.

Pursuant to the terms of the Order, this information statement is being provided to owners of certain Variable Contracts who, by virtue of their ownership of the Variable Contracts, beneficially owned shares of the Fund at the close of business on October 23, 2009. This information statement describes the circumstances surrounding the Board's approval of the Eaton Vance Agreement and provides you with an overview of the terms of the Eaton Vance Agreement. YOU DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY.


                      WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (THE "TRUST")
The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 28 separate investment portfolios including the Fund, each of which is, in effect, a separate mutual fund.

Shares of the Fund, which are subject to a 12b-1 distribution fee in the amount of 0.25% of average daily net assets, have been offered since the Fund's inception and are available for certain Variable Contracts that offer the Fund as an investment option. In addition, the Allianz Variable Insurance Products Fund of Funds Trust (the "Allianz FOF Trust") is permitted to invest in shares of the Fund according to the principal investment strategies of each of its series.

Both the Trust and the Allianz FOF Trust currently offer their shares to one or more separate accounts of Allianz as funding vehicles for the Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Variable Contracts issued through the separate accounts.

DISTRIBUTOR AND ADMINISTRATOR
Citi Fund Services Ohio, Inc. ("CFSO"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Fund's administrator, transfer agent, and fund accountant. Administrative services of CFSO include providing office space, equipment, and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services.

Allianz Life Financial Services, LLC ("ALFS"), whose address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, has served as the Fund's distributor since August 28, 2007. ALFS is affiliated with the Manager.

ALFS receives 12b-1 fees directly from the Fund, plus a Trust-wide annual fee of $42,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. For the fiscal year ended December 31, 2008, the Fund paid ALFS $1,389,520 in 12b-1 fees.

Pursuant to separate agreements between the Fund and the Manager, the Manager provides a Chief Compliance Officer ("CCO") and certain compliance oversight and filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to a portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $75.00 per hour for time incurred in connection with the preparation and filing of certain documents with the Securities and Exchange Commission. The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2008, the Fund paid the Manager administrative and compliance service fees of $22,731.

ALLIANZ INVESTMENT MANAGEMENT LLC (THE "MANAGER")
Pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Investment Management Agreement"), the Manager serves as the Trust's investment manager. Pursuant to a subadvisory agreement dated May 1, 2006, between the Manager and Van Kampen, Van Kampen served as the Fund's subadviser until Eaton Vance began serving as the Fund's subadviser on October 26, 2009. On May 1, 2001, the Fund's initial sole shareholder, Allianz Life Insurance Company of North America, approved the Investment Management Agreement with the Manager and a subadvisory agreement with Van Kampen. Subsequent to the approval by the initial sole shareholder, neither the Investment Management Agreement nor the subadvisory agreement between the Manager and Van Kampen has been required to be submitted for approval by shareholders. The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Manager is a wholly owned subsidiary of Allianz Life Insurance Company of North America; its principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

The Manager is responsible for the overall management of the Trust and for retaining subadvisers (and sub-subadvisers) to manage the assets of each fund of the Trust according to its investment objective and strategies. The Manager has engaged one or more subadvisers for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management. As part of the Manager's duties to recommend and supervise the Fund's subadviser, the Manager is responsible for communicating performance expectations to the subadviser, evaluating the subadviser, and recommending to the Board whether the subadviser's contract with the Trust should be renewed, modified, or terminated. The Manager regularly provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund pays the Manager a fee based on average daily net assets, computed daily and paid monthly, for the services provided and the expenses assumed by the Manager pursuant to the Investment Management Agreement. The fee is 0.775% on the first $100 million of average daily net assets, 0.75% on the next $150 million, 0.725% on the next $250 million, and 0.675 on assets above $500 million. The Manager may periodically elect to voluntarily reduce all or a portion of its fee with respect to the Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has reduced, on a temporary voluntary basis, the management fee to 0.75% on the first $100 million of assets, 0.70% on the next $400 million, and 0.65% on assets over $500 million through April 30, 2010. The Manager has also entered into a separate agreement (the "Expense Limitation Agreement") with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Fund, as a percentage of average daily net assets, to 1.20%, through April 30, 2011.

Section 15(a) of the 1940 Act generally requires that a majority of a fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Order permits the Board generally to approve a change in the Fund's subadviser, or to make certain other changes to existing subadvisory agreements, upon the recommendation of the Manager, without shareholder approval. Pursuant to the Order, the Manager may change subadvisers or make certain other changes to existing subadvisory agreements without imposing the costs and delays of obtaining shareholder approval.

INVESTMENT SUBADVISER
REPLACEMENT OF VAN KAMPEN WITH EATON VANCE
At a meeting held on June 10, 2009, the Board considered a recommendation by the Manager to (a) approve a subadvisory agreement between the Manager and Eaton Vance whereby Eaton Vance would replace Van Kampen as subadviser to the Fund; and (b) change the name of the Fund to "AZL Eaton Vance Large Cap Value Fund." At the meeting on June 10, 2009, the Board reviewed materials furnished by the Manager pertaining to Eaton Vance and voted unanimously to approve the Eaton Vance Agreement and the new name of the Fund, at an effective date to be selected by officers of the Trust.

EATON VANCE MANAGEMENT is located at Two International Place, Boston, MA 02110. Eaton Vance has been managing assets since 1924 and managing mutual funds since 1931. Eaton Vance and its affiliates manage approximately $154.9 billion on behalf of mutual funds, institutional clients and individuals, as of October 31, 2009. Eaton Vance is a business trust organized under the laws of The Commonwealth of Massachusetts. Eaton Vance, Inc. ("EV") serves as trustee of Eaton Vance. EV and Eaton Vance are wholly-owned subsidiaries of Eaton Vance Corporation ("EVC"), a Maryland corporation and publicly-held holding company. EVC through its subsidiaries and affiliates engages primarily in investment management, administration and marketing activities.

The Directors of EVC are Thomas E. Faust Jr., Ann E. Berman, Leo I. Higdon, Jr., Dorothy E. Puhy, Duncan W. Richardson, Winthrop H. Smith, Jr. and Richard A. Spillane Jr. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust, the Voting Trustees of which are Mr. Faust, Jeffrey
P. Beale, Cynthia J. Clemson, Maureen A. Gemma, Lisa Jones, Brian D. Langstraat, Michael R. Mach, Robert B. MacIntosh, Frederick S. Marius, Thomas M. Metzold, Scott H. Page, Mr. Richardson, Walter A. Row, III, G. West Saltonstall, Judith
A. Saryan, David M. Stein, Payson F. Swaffield, Mark S. Venezia, Michael W. Weilheimer, Robert J. Whelan and Matthew J. Witkos (all of whom are officers of Eaton Vance or its affiliates).

NAME AND    CURRENT POSITION WITH EATON VANCE MANAGEMENT ("EVM")[2]
ADDRESS[1]
Thomas E.   Chairman, Chief Executive Officer and President of EVC, Director and President of EV, Chief Executive Officer and
Faust Jr.   President of EVM, and Director of Eaton Vance Distributors, Inc. ("EVD"). Trustee of EVC Voting Trust. Trustee and/or
            Officer of 176 registered investment companies and 4 private investment companies managed by EVM or its subsidiaries.
Paul O'Neil Chief Compliance Officer and Vice President of EVM. Officer of 176 registered investment companies managed by EVM or its subsidiaries.

                                       3

Frederick   Chief Legal Officer, Vice President and Secretary of EVM. Chief Legal Officer, Vice President and Secretary of EVC, EV
S. Marius   and EVD. Director of EV. Trustee of EVC Voting Trust.
Robert J.   Chief Financial Officer, Vice President and Treasurer of EVM. Chief Financial Officer, Vice President and Treasurer of
Whelan      EVC. Vice President, Treasurer and Director of EV. Vice President and Director of EVD. Vice President and Director of
            Finance of EVC and Eaton Vance from April 2007 to October 2007. Trustee of EVC Voting Trust. Prior to joining EVM in
            2007, served as Chief Financial Officer of Boston Private Wealth Management Group from December 2004 to March 2007.
Duncan W.   Executive Vice President and Chief Equity Investment Officer of EVC and EVM. Trustee of EVC Voting Trust. Officer of 80
Richardson  registered investment companies managed by EVM or its subsidiaries.
Jeffrey P.  Vice President of EVM and EVC. Trustee of EVC Voting Trust.
Beale
Maureen A.  Vice President of EVM and Trustee of EVC Voting Trust. Officer of 176 registered investment companies managed by EVM or
Gemma       its subsidiaries.
Payson F.   Vice President and Chief Income Investment Officer of EVM. Chief Income Investment Officer of EVC. Trustee of EVC Voting
Swaffield   Trust. Officer of 9 registered investment companies managed by EVM or its subsidiaries.
Scott H.    Vice President of EVM and Trustee of EVC Voting Trust. Officer of 11 registered investment companies managed by EVM or
Page        its subsidiaries.
Walter A.   Vice President of EVM and Trustee of EVC Voting Trust. Officer of 22 registered investment companies managed by EVM or
Row, III    its subsidiaries.
Michael W.  Vice President of EVM and Trustee of EVC Voting Trust. Officer of 24 registered investment companies managed by EVM or
Weilheimer  its subsidiaries.
Cynthia J.  Vice President of EVM and Trustee of EVC Voting Trust. Officer of 96 registered investment companies managed by EVM or
Clemson     its subsidiaries.
Michael R.  Vice President of EVM and Trustee of EVC Voting Trust. Officer of 20 registered investment companies managed by EVM or
Mach        its subsidiaries.
Robert B.   Vice President of EVM and Trustee of EVC Voting Trust. Officer of 96 registered investment companies managed by EVM or
MacIntosh   its subsidiaries.
Judith A.   Vice President of EVM and Trustee of EVC Voting Trust. Officer of 50 registered investment companies managed by EVM or
Saryan      its subsidiaries.
Thomas M.   Vice President of EVM and Trustee of EVC Voting Trust. Officer of 50 registered investment companies managed by EVM or
Metzold     its subsidiaries.
G. West     Vice President of EVM and Trustee of EVC Voting Trust.
Saltonstall
Lisa Jones  Vice President of EVM and Trustee of EVC Voting Trust
Brian D.    Managing Director and Chief Executive Officer of Parametric Portfolio Associates and Trustee of EVC Voting Trust.
Langstraat
David M.    Managing Director and Chief Investment Officer of Parametric Portfolio Associates and Trustee of EVC Voting Trust.
Stein       Officer of 31 registered investment companies managed by EVM or its subsidiaries.
Mark S.     Vice President of EVM and Trustee of EVC Voting Trust. Officer of 36 registered investment companies managed by EVM or
Venezia     its subsidiaries.


                                       4

Matthew J.  Chief Executive Officer, President and Director of EVD. Trustee of EVC Voting Trust. Prior to joining EVD in 2007,
Witkos      served as Executive Vice President of Global Distribution at IXIS Asset Managers Advisors Group from August 2001 to May
            2007.

[1 ]The address of each individual is Two International Place, Boston, MA 02110. [2] Includes both master and feeder funds in master-feeder structure.


Michael R. Mach is the Fund's portfolio manager. Mr. Mach manages other Eaton Vance portfolios, has been an Eaton Vance portfolio manager for more than five years and is a Vice President of Eaton Vance.

No person who is an officer or trustee of the Trust is an officer, employee, or director of Eaton Vance.

Eaton Vance currently serves as investment adviser or subadviser for the following funds, each of which is registered with the SEC under the 1940 Act and has an investment objective substantially similar to the investment objective of the Fund. Except as otherwise noted below, Eaton Vance has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for these funds.

FUND                                                             RATE OF MANAGEMENT FEE                                   NET ASSETS
                                                                                                                          OF FUND AT
                                                                                                                          SEPTEMBER
                                                                                                                           30, 2009
AST Large-Cap Value             0.25% of combined assets up to $250M;0.24% of the next $250M;0.23% of the next $500M;        $2.04B
Portfolio[1,2,3]                and0.22% of combined assets over $1B.
Genworth Eaton Vance Large Cap  0.40% up to $350M;0.35% from $350M to $1B; and0.30% over $1B.                               $81.2M
Value Fund[3]
MGI U.S. Large Cap Value Equity 0.40% on the first $100M;0.30% on the next $200M;0.28% on the next $200M; and0.25% on all  $122.9M
Fund[2,3]                       assets thereafter.
Penn Series Large Core Value    0.35% on the first $150M;0.30% on the next $250M; and0.25% on assets in excess of $400M.   $143.8M
Fund[3]
The Target Portfolio Trust -    0.25% of combined assets up to $250M;0.24% of the next $250M;0.23% of the next $500M;       $84.5M
Large Cap Value                 and0.22% of combined assets over $1B.
Portfolio[1,2,3]
The Target Asset Allocation     0.25% of combined assets up to $250M;0.24% of the next $250M;0.23% of the next $500M;        $8.96M
Funds - Target Conservative     and0.22% of combined assets over $1B.
Allocation Fund[1,2,3]
The Target Asset Allocation     0.25% of combined assets up to $250M;0.24% of the next $250M;0.23% of the next $500M;       $26.7M
Funds - Target Growth           and0.22% of combined assets over $1B.
Allocation Fund[1,2,3]
The Target Asset Allocation     0.25% of combined assets up to $250M;0.24% of the next $250M;0.23% of the next $500M;       $27.2M
Funds - Target Moderate         and0.22% of combined assets over $1B.
Allocation Fund[1,2,3]


                                       5

Eaton Vance Large-Cap Value     0.625% up to $2B;0.600% from $2B up to $5B;0.575% from $5B up to $10B;0.555% from $10B up   $14.51B
Portfolio[4]                    to $15B; and0.540% on assets of $15B and over.
Eaton Vance VT Large-Cap Value  0.625% up to $2B;0.600% from $2B up to $5B;0.575% from $5B up to $10B; and0.555% on         $39.6M
Fund[4,5]                       assets of $10B and over.

[1]For purposes of calculating the subadvisory fee payable to Eaton Vance, the assets will be aggregated for all portfolios managed by Eaton Vance that are managed by AST Investment Services, Inc. and/or Prudential Investments LLC and that have substantially the same investment strategy (i.e., domestic large cap value).

[2]Multi-manager fund. Assets reflect only the Eaton Vance-managed portion.

[3]Eaton Vance serves as sub-adviser.

[4]Eaton Vance or its affiliate serves as investment adviser.

[5] Eaton Vance has agreed to reimburse the Fund's Other Expenses to the extent that Total Annual Fund Operating Expenses exceed 1.30% annually of average daily net assets. This expense reimbursement may be changed or terminated after April 30, 2010, subject to Trustee approval. The expense reimbursement relates to ordinary expenses only and amounts reimbursed may be subject to recoupment by Eaton Vance.

INVESTMENT SUBADVISORY AGREEMENT
INFORMATION CONCERNING THE EATON VANCE AGREEMENT
The Eaton Vance Agreement is substantially similar to the subadvisory agreement with Van Kampen, except for a change in the effective date: the Van Kampen subadvisory agreement was effective May 1, 2006, and the Eaton Vance Agreement became effective on October 26, 2009, the date on which Eaton Vance began managing the assets of the Fund.

The Eaton Vance Agreement requires Eaton Vance to perform essentially the same services as those provided by Van Kampen under the prior subadvisory agreement. Accordingly, the Fund will receive subadvisory services from Eaton Vance that are substantially similar to those it has received under the Van Kampen subadvisory agreement.

The Eaton Vance Agreement provides that, subject to supervision by the Manager and the Board, Eaton Vance is granted full discretion for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies, and limitations, as stated in the Fund's prospectus and statement of additional information. Eaton Vance agrees to provide reports to the Manager and the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The Eaton Vance Agreement states that Eaton Vance will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The Eaton Vance Agreement states that Eaton Vance agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, Eaton Vance will consider all of the factors that it deems relevant, including the price of the security, the financial stability and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, Eaton Vance may also consider other factors that it deems relevant, including the brokerage and research services provided to the Fund and/or other accounts over which Eaton Vance exercises investment discretion. Eaton Vance is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if Eaton Vance determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided that Eaton Vance adheres to the investment objectives of the Fund and applicable law, the Eaton Vance Agreement permits Eaton Vance to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by Eaton Vance or with accounts of Eaton Vance's affiliates, if in Eaton Vance's reasonable judgment such aggregation is in the best interest of the Fund. In addition, Eaton Vance's services under the Eaton Vance Agreement are not exclusive, and Eaton Vance is permitted to provide the same or similar services to other clients.

The Eaton Vance Agreement provides that Eaton Vance is not liable to the Manager, the Fund, the Trust, or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding, or sale of any security, except (1) for willful misfeasance, bad faith, or gross negligence on the part of Eaton Vance or its officers, directors, or employees, or reckless disregard by Eaton Vance of its duties under the Eaton Vance Agreement; and (2) to the extent otherwise provided in the Securities Act of 1933, the 1940 Act or the Advisers Act.

The duration and termination provisions of the Eaton Vance Agreement are substantively the same as those of the subadvisory agreement with Van Kampen. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (1) the Board or (2) by a vote of a majority (as defined in the 1940
Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The Eaton Vance Agreement may be terminated at any time without the payment of any penalty, by the Manager or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days' written notice to Eaton Vance, or immediately if, in the Manager's reasonable judgment, Eaton Vance becomes unable to discharge its duties and obligations under the Eaton Vance Agreement. Eaton Vance may terminate the Eaton Vance Agreement at any time without penalty upon 60 days' written notice to the Trust or the Manager. The Eaton Vance Agreement may be terminated either by the Manager or by Eaton Vance in the event of any uncured, material breach by the other. The Eaton Vance Agreement automatically terminates in the event of its assignment to another party.

The Eaton Vance Agreement provides that for the services provided and the expenses assumed by Eaton Vance, the Manager (out of its fees received from the Fund, in accordance with the terms of the Investment Management Agreement) will pay Eaton Vance a fee based on average daily net assets of 0.30% on the first $250 million and 0.25% on assets above $250 million. The subadvisory fee is accrued daily and paid to Eaton Vance monthly. The amended and restated subadvisory agreement with Van Kampen provided for a fee based on average daily net assets of 0.425% on the first $100 million, 0.40% on the next $150 million, 0.375% on the next $250 million, and 0.325% on assets above $500 million.

ADVISORY AND SUBADVISORY FEES
For the fiscal year ended December 31, 2008, the Manager earned $4,070,824 from the Fund under the Investment Management Agreement, which amount includes $0 of prior expenses waived by the Manager under the Expense Limitation Agreement that were recouped during the same period.

For the fiscal year ended December 31, 2008, Van Kampen received $2,127,237 for subadvisory services to the Fund. If the Eaton Vance Agreement had been in effect during the same period, Eaton Vance would have received $1,515,107 for subadvisory services to the Fund. This amount would have been 71.2% of the amount received by Van Kampen for the same period. The lower subadvisory fee rate payable under the Eaton Vance Agreement will not reduce the fees and expenses expected to be paid by the Fund's shareholders.

BOARD CONSIDERATION OF THE EATON VANCE AGREEMENT
At an "in person" meeting held on June 10, 2009, the Board considered the Manager's recommendation that Eaton Vance replace Van Kampen as the Fund's subadviser. At the meeting, the Trustees reviewed materials furnished by the Manager pertaining to Eaton Vance and approved the Eaton Vance Agreement which became effective October 26, 2009.

The Manager, as investment manager of all of the outstanding series of the Trust, is charged with researching and recommending subadvisers for the Trust. The Manager has adopted policies and procedures to assist it in analyzing each subadviser with expertise in a particular asset class for purposes of making the recommendation that a specific subadviser be selected. The Board reviews and considers the information provided by the Manager in deciding which investment advisers to approve. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by the Manager to monitor the investment performance and other responsibilities of the subadviser.

As part of its ongoing obligation to monitor and evaluate the performance of the Fund's subadvisers, during the spring of 2009, the Manager reviewed and evaluated Van Kampen's management of the Fund. The Manager's review and evaluation of Van Kampen focused on the Fund's investment performance and volatility, as well as the planned departure of the Fund's long-time manager in July 2009.

The Board, including a majority of the independent Trustees, with the assistance of independent counsel to the independent Trustees, considered whether to approve the Eaton Vance Agreement in light of its experience in governing the Trust and working with the Manager and the subadvisers on matters relating to the mutual funds that are outstanding series of the Trust. The independent Trustees are those Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act, and are not employees of or affiliated with the Fund, the Manager, Van Kampen, or Eaton Vance. At least annually, the Board receives from experienced counsel who are independent of the Manager a memorandum discussing the legal standards for the Board's consideration of proposed investment advisory or subadvisory agreements. In its deliberations, the Board considered all factors that the Trustees believed were relevant. The Board based its decision to approve the Eaton Vance Agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board approved the termination of the subadvisory agreement with Van Kampen with respect to the Fund and determined that the Eaton Vance Agreement was reasonable and in the best interests of the Fund, and approved Eaton Vance as the Fund's new subadviser. The Board's decision to approve the Eaton Vance Agreement reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC under the 1940 Act requires a discussion of certain factors relating to the selection of investment managers and subadvisers and the approval of advisory and subadvisory fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board's conclusions regarding each factor.

(1) The nature, extent, and quality of services provided by the Subadviser. In deciding to approve Eaton Vance, the Board considered the experience and track record of Eaton Vance, and its portfolio management team to be involved with the Fund. The Board also considered Eaton Vance's investment philosophy and process, particularly in the large cap value area. The Board determined that, based upon the Manager's report, the proposed change to Eaton Vance as the subadviser would likely benefit the Fund and its shareholders.

In reviewing various other matters, the Board concluded that Eaton Vance was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that Eaton Vance could provide were at a level at least equal to the services that could be provided by Van Kampen, that the services contemplated by the Eaton Vance Agreement are substantially similar to those provided under the subadvisory agreement with Van Kampen; that the Eaton Vance Agreement contains provisions generally comparable to those of other subadvisory agreements for other mutual funds; that Eaton Vance was staffed with qualified personnel and had significant research capabilities; and that the investment performance of Eaton Vance in the large cap value area, as discussed in (2) below, was at least satisfactory.

(2) The investment performance of the Subadviser. The Board received information about the performance of Eaton Vance in managing a large cap value fund which is generally comparable to the Fund. The performance information, which covered the seven years ending March 31, 2009, included (a) absolute total return, (b) performance versus an appropriate benchmark, and (c) performance relative to a peer group of comparable funds. Such performance information for the comparable fund managed by Eaton Vance was net of fees. The Board noted, for example, that Eaton Vance outperformed the benchmark for each of the one-year, two-year, three-year, four-year, five-year and seven-year periods ending March 31, 2009.

(3) The costs of services to be provided and profits to be realized by Eaton Vance from its relationship with the Fund. The Board compared the fee schedule in the Eaton Vance Agreement to the fee schedule in the then existing subadvisory agreement with Van Kampen. The Board noted that the fee schedule in the Eaton Vance Agreement requires that the Manager pay Eaton Vance an annual fee on average daily net assets of 0.30% on the first $250 million of Fund assets and 0.25% on asset over $250 million, compared to the following fee payable to Van Kampen: 0.425% on the first $100 million, 0.40% on the next $150 million, 0.375% on the next $250 million, and 0.325% on assets above $500 million. The Board noted that the fee schedule in the Eaton Vance Agreement was the result of arm's length negotiations between the Manager and Eaton Vance. Based upon its review, the Board concluded that the fees proposed to be paid to Eaton Vance were reasonable. The Manager also reported that the Fund's total expense ratio (which includes management fees and operating expenses) was in the 55[th] percentile in the category of large cap value funds, as of December 31, 2008. As of June 10, 2009, Eaton Vance had not begun to act as the subadviser to the Fund, and no estimated profitability information for acting as subadviser to the Fund was received.

(4) and (5) The extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale. The Board noted that the fee schedule in the Eaton Vance Agreement contains a breakpoint that reduces the fee rate on assets above $250 million, as described in (3) above. The Trustees also noted that assets in the Fund as of December 31, 2008, were approximately $345 million. The Board considered the possibility that Eaton Vance may realize certain economies of scale as the Fund grows larger. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints, if any, apply. Depending on the age, size, and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The Board also noted that the advisory agreements for many funds do not have breakpoints at all.

The Trustees noted that the Manager has agreed to temporarily "cap" Fund expenses at certain levels, which could have the effect of reducing expenses as would the implementation of advisory/subadvisory fee breakpoints. The Manager has committed to continue to consider the continuation of fee "caps" and/or additional advisory/subadvisory fee breakpoints as the Fund grows larger. The Board receives quarterly reports on the level of Fund assets. At an in-person meeting held on October 28, 2009, as part of the Board's annual contract consideration process, the Board reapproved the Eaton Vance Agreement through December 31, 2010. The Board expects to consider whether or not to reapprove the Eaton Vance Agreement at a meeting to be held prior to December 31, 2010, and will at that time, or prior thereto, consider: (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee schedule should be modified to reflect such economies of scale, if any.

Having taken these factors into account, the Trustees concluded that the fee schedule in the Eaton Vance Agreement was acceptable.

BROKERAGE TRANSACTIONS
During the fiscal year ended December 31, 2008, the Fund paid aggregate brokerage fees of $479,077.

AFFILIATED BROKERAGE COMMISSIONS
During the fiscal year ended December 31, 2008, the Fund paid approximately $2,042 in commissions to Affiliated Brokers (all to Morgan Stanley), which was less than 1% of the amount of aggregate brokerage fees paid by the Fund during that period. As defined in rules under the Securities Exchange Act of 1934, an "Affiliated Broker" is a broker that is affiliated with the Fund, the Manager, or the subadviser.

RECORD OF OUTSTANDING SHARES
The number of shares of the Fund outstanding at the close of business on October 23, 2009, is listed in the table below.

The officers and trustees of the Trust cannot directly own shares of the Fund and they cannot beneficially own shares of the Fund unless they purchase Variable Contracts issued by Allianz. At October 23, 2009, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund.

In addition to directly owning shares of the Fund, Allianz and its separate accounts own shares of the Fund indirectly through ownership of shares of the Allianz FOF Trust, which is permitted to invest in shares of the Fund.

Accordingly, Allianz, directly and indirectly through its separate accounts, was the only shareholder of the Fund at October 23, 2009.

To the best knowledge of the Fund, no person other than Allianz, owned, of record or beneficially, 5% or more of the outstanding shares of the Fund at October 23, 2009. Information relating to direct ownership in the Fund by Allianz is provided below:

                                                                            AT OCTOBER 23, 2009
FUND                                      SHARES     ALLIANZ LIFE INSURANCE COMPANY OF  ALLIANZ LIFE INSURANCE COMPANY      FOF
                                        OUTSTANDING NORTH AMERICA (SHARES / PERCENT OF  OF NEW YORK (SHARES / PERCENT  TRUST(SHARES
                                                            SHARES OUTSTANDING)             OF SHARES OUTSTANDING)     / PERCENT OF
                                                                                                                          SHARES
                                                                                                                       OUTSTANDING)

                                         53,985,939         35,830,594 / 66.4%                  863,117 / 1.6%         17,292,228 /
AZL Eaton Vance Large Cap Value Fund                                                                                       32.0%
(prior to 10/26/2009, the AZL Van
Kampen Comstock Fund)

REPORTS AVAILABLE
THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND ITS MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS TO A VARIABLE CONTRACT OWNER UPON REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO ALLIANZ VIP TRUST, 3435 STELZER ROAD, COLUMBUS, OHIO 43219, IF MADE BY MAIL, AND TO 877-833-7113, IF MADE BY TELEPHONE.

To reduce expenses, only one copy of this Information Statement or the Trust's annual report and semi-annual report, if available, may be mailed to households, even if more than one person in a household is a shareholder. To request additional copies of this information statement or the annual report or semi-annual report, or if you have received multiple copies but prefer to receive only one copy per household, please call the Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the Trust at the above address or phone number.

SHAREHOLDER PROPOSALS
The Trust is not required to hold annual meetings of shareholders. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next meeting of shareholders cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a meeting of shareholders must be received by the Trust no later than 120 days prior to the date proxy statements are mailed to shareholders.